FLEET FINANCIAL GROUP, INC.

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  (1996 Restatement)


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ARTICLE 1.  INTRODUCTION

          1.1  Amendment of Plan.  Fleet Financial Group, Inc. hereby amends,
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restates and continues the Fleet Financial Group Supplement Executive Retirement

Plan, effective as of January 1, 1996.

          1.2  Purpose of Plan.  The purpose of the Plan is to facilitate the
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retirement of select key executive employees by further supplementing the benefits to which they are entitled under the Fleet Financial Group, Inc.

Pension Plan.

          1.3  Status.  The Plan is intended to be a plan which is unfunded and
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is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employees

Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly.


ARTICLE 2.  DEFINITIONS

Unless defined herein, any word, phrase or term used in this Plan shall have the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

          2.1  "Basic Plan" means The Fleet Financial Group, Inc. Pension Plan,

as amended and in effect from time to time.

          2.2  "Beneficiary" means any individual other than the Participant entitled to receive benefits under the terms of the Basic Plan.

          2.3  "Code" means the Internal Revenue Code of 1986, as amended.



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          2.4  "Committee" means the Human Resources and Planning Committee, or any successor committee, of the Board of Directors of the Company or other person or persons designated to administer the Plan pursuant to Article 6.

          2.5  "Company" means Fleet Financial Group, Inc.

2.6"Eligible Employee" means each executive Employee of the Employer who participates in the Basic Plan.

          2.7  "Employer" means the Company and its subsidiaries and affiliates.


          2.8  "Participant" means any Eligible Employee selected to participate in the Plan in accordance with Article 3.


          2.9 "Plan" means the Fleet Financial Group, Inc. Supplemental Executive Retirement Plan as set forth herein and in all subsequent amendments hereto.

ARTICLE 3.   PARTICIPATION


          3.1  Selection of Participants.  The Chief Executive Officer of the
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Company shall select from time to time those Eligible Employees who will be

Participants in the Plan.


          3.2  Termination of Participation.  The Chief Executive Officer of the
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Company may terminate a Participant prospectively or retroactively for any reason.  Any such termination of participation will likewise terminate any right of the Participant (and his beneficiaries) to receive any benefit under the

Plan.


ARTICLE 4.   SOURCE OF BENEFIT PAYMENTS



          4.1  Obligation of Company.  The Company will establish on its books a
               ---------- -- -------
liability



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with respect to its obligation for benefits payable under the Plan to

Participants (and their Beneficiaries).  Each Participant and Beneficiary will be an unsecured general creditor of the Company with respect to all benefits payable under the Plan.



          4.2  No Funding Required.  Nothing in the Plan will be construed to
               -- ------- --------
obligate the Company to fund the Plan.  However, the Company may but shall not be required to establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust") and may deposit funds with the trustee of the trust sufficient to satisfy the benefits provided under the Plan.  If the Company establishes such a grantor trust and, if at the time of a "change of control" as defined in the trust, the trust has not been fully funded, the Company shall, within the time and manner specified under such trust, deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit.  In all events the

Company shall remain ultimately liable for the benefits payable under the Plan,

and, to the extent the assets at the disposal of the trustee are insufficient to enable the trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the Plan.

          4.3  No Claim to Specific Benefits.  Nothing in the Plan will be
               -- ----- -- -------- --------
construed to give any individual rights to any specific assets of the Company,

or any other person or entity.



ARTICLE 5.   BENEFITS


          5.1  Amount of Benefits.  The amount of the benefit payable under the
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Plan to a Participant (or to the Participant's Beneficiary, in the event of the

Participant's death) will be equal to (a) minus (b), but not less than zero,

where



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               (a)       is the amount of the benefit the Participant (or

          Beneficiary) would have been entitled to receive under the Basic Plan if (i) the term "Compensation" under the Basic Plan included bonus awards to which the Participant is entitled under the Corporate

          Executive Incentive Plan or other incentive award program and (ii) the limitations of sections 401(a)(17) and 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and

               (b)       is the sum of (i) the benefit payable to the

Participant (or Beneficiary) under the Basic Plan and (ii) the benefit payable to the Participant (or Beneficiary) under the Fleet Financial Group, Inc.

Restated Retirement Income Assurance Plan, as in effect from time to time.


          5.2  Calculation and Payment of Benefits.  Benefits payable under the
               ----------- --- ------- -- --------
Plan shall be calculated in the same manner, paid in the same form, commence at the same time, and paid under the same terms and conditions as the benefits payable to the Participant (or Beneficiary) under the Basic Plan.



          5.3  Death Benefits.  In the event of the death of the Participant,
               ----- --------
benefits under the Plan will become payable to the Participant's Beneficiary,

under the same terms and conditions specified in the Basic Plan.



          5.4  Effect of Termination of Benefits under the Basic Plan.  If for
               ------ -- ----------- -- -------- ----- --- ----- ----
any reason a Participant or Beneficiary is not entitled to receive or ceases to have the right to receive benefits under the Basic Plan, such Participant or

Beneficiary shall also not be entitled to receive and shall cease to have the right to receive benefits under the Plan.



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ARTICLE 6.   ADMINISTRATION

          The Plan will be administered by the Committee.  The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder.  All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned.  No member of the Committee who is a

Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her

Beneficiaries).

          The Committee in its sole discretion may delegate certain of its duties and responsibilities to the Corporate Benefits Director of the Company.

For purposes of the Plan, any action taken by the Corporate Benefits Director pursuant to such delegation will be considered to have been taken by the

Committee.  The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and the

Corporate Benefits Director (including any person who formerly served as a member of the Committee or as a Corporate Benefits Director) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.



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ARTICLE 7.   AMENDMENT OR TERMINATION OF PLAN

The Plan may be altered, amended, revoked or terminated in writing by the

Committee or the Company in any manner and at anytime; provided, however,

following a "change of control" as defined in the trust referred to under

Section 4.2 above, no such alteration, amendment, revocation or termination shall reduce the amounts of a Participant's benefit or his or her rights to such benefit as determined under the provisions of the Plan in effect immediately prior to such change of control, or otherwise adversely affect the Participant's benefits under the Plan, without the written consent of the Participant; and

further provided, however, following a "change of control" as defined in the trust referred to under Section 4.2, the provisions of this Article 7 may not be amended.


ARTICLE 8.   MISCELLANEOUS


               8.1  No Assignment or Alienation.  None of the benefits,
                    -- ---------- -- ----------
payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of the Participant or Beneficiary or to attachment or garnishment or other legal process by any such creditor; nor shall any

Participant or Beneficiary have any right to alienate, anticipate, commute,

pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.



                    8.2  Limitation of Rights.  Neither the establishment of the
                         ---------- -- ------
Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the

Company, the Employer, or the Committee.  In no event will the




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Plan be deemed to constitute a contract between any employee and the Company,

Employer, or the Committee.  This Plan shall not be deemed to be consideration for, or an inducement for the performance of, services by any employee.



                    8.3  Receipt and Release.  Any payment under the Plan to any
                         ------- --- -------
Participant or Beneficiary, or to any individual as described in Section 8.4 shall be in satisfaction of all claims with respect to benefits under the

Plan against the Company, any Employer, and the Committee.


               8.4  Payment for the Benefit of an Incapacitated Individual.  If
                    ------- --- --- ------- -- -- ------------- ----------
the committee of the Basic Plan determines that payments due to a Participant under the Basic Plan must be paid to another individual because of a

Participant's incapacitation, benefits under the Plan will be paid to that same individual designated for that purpose under the applicable provisions of the

Basic Plan.


                    8.5  Governing Law.  The Plan will be construed,
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administered, and governed under the laws of the State of Rhode Island, to the extent not preempted by federal law.


                    8.6  Severability.  If any provision of this Plan is held by
                         ------------
a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.




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                    8.7  Headings and Subheadings.  Headings and subheading are
                         -------- --- -----------
inserted for convenience only and are not to be considered in the construction of the provisions of the Plan.



IN WITNESS WHEREOF, Fleet Financial Group, Inc. has caused this Plan to be

executed by its duly authorized officer this      day of                , 1996.


                                             FLEET FINANCIAL GROUP, INC.



                                             By: /s/
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